SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2003

CONDOR TECHNOLOGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23635	54-1814931
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(I.R.S. Employer Identification No.)

1144 D Walker Road Great Falls, Virginia		22066
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 698-7711

2745 Hartland Road Falls Church, Virginia 22043-3529
(Former name or former address, if changed since last report)

Item 5.

On March 26, 2003, a Certificate of Dissolution of the Registrant was filed with the Secretary of State of the State of Delaware dissolving the Registrant.  Thereupon, the Registrant ceased to exist as a corporation organized under the General Corporation Law of Delaware, and ceased to have any shares of capital stock.

The majority stockholders of the Registrant approved a Plan of Complete Liquidation and Dissolution of the Registrant, effective October 30, 2002 (the “Plan of Liquidation”).  Pursuant to the Plan of Liquidation, the Registrant has sold all its remaining businesses as part of an orderly disposition of its assets.  As a result of the size of the Registrant’s senior debt obligations (even after repayment of certain debts with the proceeds of the asset sale transactions), no funds generated by the liquidation of the Registrant’s remaining assets are available for distribution to stockholders.  As previously reported, the Board of Directors of the Registrant has determined that the shares of common stock of the Registrant are worthless.

Promptly following the filing of a Form 15 with the Securities and Exchange Commission, the Registrant will cease all of its obligations to file periodic reports under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDOR TECHNOLOGY SOLUTIONS, INC.

Date: March 27, 2003	By	/s/ Peter T. Garahan
Peter T. Garahan
Chairman of the Board